UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 17, 2009 (November 17, 2009)

TRIMERIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23155	56-1808663
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2530 Meridian Parkway, 2nd Floor

Durham, NC 27713

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:

(919) 806-4682

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Consistent with the terms of the previously announced Agreement and Plan of Merger, dated as of October 2, 2009 (the “Merger Agreement”) among Trimeris, Inc., a Delaware corporation (the “Company”), Arigene Co., Ltd., a corporation organized under the laws of the Republic of Korea (the “Parent”) and RTM Acquisition Company, a Delaware corporation (the “Purchaser”), on November 17, 2009, following consideration and approval by the Company’s board of directors, the Company entered into an Amendment to Agreement and Plan of Merger (the “Amendment”) to amend the Merger Agreement. Under the terms of the Amendment, the initial expiration date of the Offer (as defined in the Merger Agreement) has been extended to 5:00 p.m., New York City time, on December 28, 2009 (the “Extended Expiration Date”). The Purchaser and the Parent have agreed that all the tender offer conditions set forth on Annex I to the Merger Agreement have been completely and forever satisfied as of 5:00 p.m., New York City time, on November 17, 2009, except those conditions related to (i) the failure of at least 50% of the shares of Company common stock being validly tendered and not properly withdrawn prior to the Extended Expiration Date (item (a) of Annex I to the Merger Agreement), (ii) approvals or clearances applicable to the Offer or the consummation of the Merger (as defined in the Merger Agreement) under the HSR Act (as defined in the Merger Agreement) not having expired, or been terminated or obtained, as applicable (item (b) of Annex I to the Merger Agreement), (iii) the enactment, issuance, promulgation, enforcement or entry of any judgment, injunction, order, decree, statute, law, ordinance, rule or regulation by certain governmental entities which has the effect of prohibiting consummation of the Offer or making the Merger illegal or otherwise prohibiting consummation of the Offer, the Merger or other transactions contemplated by the Merger Agreement (clause (i) of item (c) of Annex I to the Merger Agreement), or (iv) the Merger Agreement having been validly terminated in accordance with Article VIII of the Merger Agreement (clause (v) of item (c) of Annex I to the Merger Agreement).

In addition, the Amendment extends the outside expiration date for completion of the Merger to January 31, 2010.

The Amendment also obligates the Parent and the Company to issue a joint direction to the escrow agent under the Merger Agreement directing immediate payment to the Company of the $12 million reverse termination fee currently held in escrow pursuant to the terms of the Merger Agreement and the Escrow Agreement (as defined in the Merger Agreement).

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment furnished herewith as Exhibit 2.1, which is incorporated herein by reference.

Item 8.01.	Other Events.

The Company issued a press release dated November 17, 2009, a copy of which is filed as Exhibit 99.1 hereto and incorporated by reference herein, announcing execution of the Amendment.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

2.1	Amendment to Agreement and Plan of Merger, dated November 17, 2009, by and among the Company, the Parent and the Purchaser.
99.1	Press Release issued by the Company, dated November 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 17, 2009	TRIMERIS, INC.

	By:	/S/ MICHAEL A. ALRUTZ
Michael A. Alrutz
General Counsel